UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 24, 2016

ALPHABET INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37580	61-1767919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2016, the Board of Directors (the “Board”) of Alphabet Inc. (the “Company”) appointed Roger W. Ferguson, Jr. to serve as a member of the Board and the Audit Committee of the Board (the “Audit Committee”).

Following Mr. Ferguson’s appointment to the Audit Committee, L. John Doerr resigned from the Audit Committee and was appointed to serve as a member of the Leadership Development and Compensation Committee of the Board.

Mr. Ferguson has served as the President and Chief Executive Officer of TIAA, a major financial services company, since April 2008. He joined TIAA after his tenure at Swiss Re, a global reinsurance company, where he served as Chairman of the firm’s America Holding Corporation, Head of Financial Services, and a member of the Executive Committee from 2006 to 2008. Prior to that, Mr. Ferguson joined the Board of Governors of the U.S. Federal Reserve System in 1997 and served as its Vice Chairman from 1999 to 2006. Mr. Ferguson has been a member of the board of directors of General Mills, Inc., a manufacturer and marketer of branded consumer foods, since December 2015, and serves on its corporate governance committee and finance committee; and International Flavors & Fragrances, Inc., a creator of flavors and fragrances, since April 2010, and serves as chair of its compensation committee. He is also on the advisory board of Brevan Howard Asset Management LLP, a global alternative asset manager. Mr. Ferguson holds a Bachelor of Arts degree in economics, a Doctoral degree in economics, and a Juris Doctor degree, all from Harvard University.

In connection with his appointment to the Board, Mr. Ferguson will be granted an initial equity award of $1,000,000 in the form of the Company’s Restricted Stock Units (“GSUs”) on the first Wednesday of the month following his appointment to the Board, with each GSU entitling Mr. Ferguson to receive one share of the Company’s Class C capital stock as the GSU vests. The exact number of GSUs comprising the grant will be calculated by dividing $1,000,000 by the closing price of the Company’s Class C capital stock on the day prior to grant. These GSUs will vest at the rate of 25% on the 25th day of the month in which the grant’s first anniversary occurs, and an additional 1/48th will vest on the 25th day of each month thereafter, subject to continued service on the Board on the applicable vesting dates. Following each of the Company’s annual stockholder meetings, Mr. Ferguson will also be eligible to receive the Company’s standard compensation arrangement for non-employee directors, which consists of an annual $350,000 GSU grant, vesting monthly over a period of four years, and an annual $75,000 cash retainer. The grant and payment following the 2017 annual stockholder meeting will be prorated based upon the time between the effective date of Mr. Ferguson’s appointment to the Board and the date of the 2017 annual stockholder meeting. The GSUs are subject to the terms and conditions of the Company’s 2012 Stock Plan and its related grant agreements. The Company will also reimburse Mr. Ferguson all reasonable expenses in connection with his services to the Company. A copy of the letter agreement between Mr. Ferguson and the Company is filed as Exhibit 10.1 to this Current Report on Form 8-K.

In addition, Mr. Ferguson will execute the Company’s form of indemnification agreement, a copy of which has been filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 2, 2015.

A copy of the press release announcing the appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated June 22, 2016, between Roger W. Ferguson, Jr. and Alphabet Inc.

99.1	Press release of Alphabet Inc. dated June 29, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHABET INC.

Date: June 29, 2016	/s/ KENT WALKER
Kent Walker
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated June 22, 2016, between Roger W. Ferguson, Jr. and Alphabet Inc.

99.1	Press release of Alphabet Inc. dated June 29, 2016